EXHIBIT 24.9
                                   CERTIFICATE

      I, Brenda L. Snider, Secretary of Central Power and Light Company, a Texas corporation (the "Corporation"), hereby certify that set forth below is a complete and accurate copy of a certain resolution adopted by the Board of Directors of the Corporation on this 27th day of January, 2000, and that such resolution is in full force and effect as of the date of this certificate.


                         Central Power and Light Company
                          Board of Directors Resolution
                                January 27, 2000

      RESOLVED, that each officer of Central Power and Light Company listed at the end of this sentence is hereby authorized to make, constitute and appoint, in his respective capacity, a power of attorney in favor of the person(s) listed directly after his name at the end of this sentence, as his true and lawful attorney(s)-in-fact and agent(s), with full power and authority (and in the case of more than one attorney-in-fact, each attorney-in-fact acting alone and without the other) to execute in the name and on behalf of the officer, in any and all capacities, the Corporation's Annual Report on Form 10-K for 1999 and any and all amendments thereto, to be filed under the Securities Exchange Act of 1934, as amended, and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, and grant to such attorney(s)-in-fact, and agent(s) (and in the case of more than one attorney-in-fact, each of them), full power and authority of substitution and revocation in the premises and full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and all intents and purposes as the officer might or could do in person.

1. J. Gonzalo Sandoval is authorized to make, constitute and appoint R. Russell Davis to be his attorney(s)-in-fact.
2. R. Russell Davis is authorized to make, constitute and appoint J. Gonzalo Sandavol to be his attorney(s)-in-fact.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of Central Power and Light Company this day, the 27th of January, 2000.



      /s/ Brenda L. Snider
           Brenda L. Snider





      CORPORATE SEAL